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                                                                   EXHIBIT 23.5

                  [TRIDENT FINANCIAL CORPORATION LETTERHEAD]



                               February 3, 1999



Board of Directors
First Coastal Bankshares, Inc.
2101 Parks Avenue
Virginia Beach, VA  23451

Gentlemen:

        We hereby consent to the use of our name and to the description of our opinion letter, to be signed and dated the date of the Proxy Statement and Prospectus, under the caption "Opinion of Trident Financial Corporation", and to the inclusion of such opinion letter as Appendix B to the Proxy Statement and Prospectus of First Coastal Bankshares, Inc.


                                            TRIDENT FINANCIAL CORPORATION


                                            By /s/ JOHN F. SCHRAMM
                                               -----------------------
                                                   John F. Schramm
                                                   Senior Vice President